UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2007

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 21, 2007, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for fiscal year 2007 and the fourth quarter ended March 31, 2007. The press release is attached as Exhibit 99.1 to this Form 8-K.
     The press release attached to this Form 8-K as Exhibit 99.1 contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement the Company’s financial results presented in accordance with GAAP, the Company provided non-GAAP adjusted operating income for fiscal year 2007. The presentation of this non-GAAP financial measure should be considered in addition to the GAAP results and should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
     The Company’s management uses adjusted operating income to assess the Company’s historical and prospective operating performance and to enhance its understanding of the Company’s core operating performance, excluding items unrelated to current operations.
     The Company believes that management and investors benefit from this non-GAAP financial measure to facilitate comparisons to historical financial performance allowing for greater transparency with respect to supplemental information used by management in its decision making.
Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2007 Non-Equity Incentive Plan Awards
     The Board of Directors of the Company previously approved certain performance objectives under the Company’s Performance Incentive Plan (the “Performance Plan”) for the fiscal year ending March 31, 2007 (“Fiscal 2007”). The Performance Plan provides for performance-based, non-equity incentive awards if the Company attains specific targeted performance goals and, for certain participants, if they attain specific individual targeted performance goals.
     Assuming these targets are met, the following named executive officers, Carl E. Sassano, Executive Chairman of the Board, Charles P. Hadeed, President, Chief Executive Officer and Chief Operating Officer, John J. Zimmer, Chief Financial Officer and Vice President of Finance, Jay F. Woychick, Vice President of Marketing, and John A. De Voldre, Vice President of Human Resources, are eligible to receive awards under the Performance Plan. Mr. Sassano’s and Mr. Hadeed’s eligibility is based entirely on Company performance objectives, while Mr. Zimmer’s, Mr. Woychick’s and Mr. De Voldre’s eligibility is divided equally between Company performance objectives and individual performance objectives.
     The following table shows the target non-equity incentive plan award amount as a percentage of base salary for each of Mr. Sassano, Mr. Hadeed, Mr. Zimmer, Mr. Woychick and Mr. De Voldre for Fiscal 2007, and the relative percentage weights assigned to each Company performance objective:

		Relative weighting of factors in determining
		non-equity incentive plan award
	Target non-equity
	incentive plan award as a
	percentage of	Operating
	base salary	Earnings	Service Sales	Product Sales
Carl E. Sassano	40%	60%	25%	15%
Charles P. Hadeed	40%	60%	25%	15%
John J. Zimmer	33%	60%	25%	15%
Jay F. Woychick	33%	60%	25%	15%
John A. De Voldre	33%	60%	25%	15%
     Based on the above-referenced Company performance objectives, and, where applicable, individual performance objectives, the Compensation Committee of the Board of Directors approved, effective May 21, 2007, the following non-equity incentive plan awards in the noted amounts, which were paid on May 22, 2007, to Mr. Sassano, Mr. Hadeed, Mr. Zimmer, Mr. Woychick and Mr. De Voldre under the Performance Plan for Fiscal 2007:

Fiscal 2007 Awards
Carl E. Sassano	$116,646
Charles P. Hadeed	$91,974
John J. Zimmer	$44,618
Jay F. Woychick	$39,422
John A. De Voldre	$29,795
Establishment of Fiscal 2008 Performance Objectives
     The Board of Directors has approved target performance goals for Mr. Sassano, Mr. Hadeed, Mr. Zimmer, Mr. Woychick and Mr. De Voldre for the fiscal year ended March 29, 2008 (“Fiscal 2008”). Mr. Sassano’s and Mr. Hadeed’s eligibility will be based entirely on Company performance objectives, while Mr. Zimmer’s Mr. Woychick’s and Mr. De Voldre’s eligibility will be divided equally between Company performance objectives and individual performance objectives.
     The following table shows the target non-equity incentive plan award amount as a percentage of base salary for each of Mr. Sassano, Mr. Hadeed, Mr. Zimmer, Mr. Woychick and Mr. De Voldre for Fiscal 2008, and the relative percentage weights assigned to each Company performance objective:

		Relative weighting of factors in determining
		non-equity incentive plan award
	Target non-equity
	incentive plan award as a
	percentage of	Operating
	base salary	Earnings	Service Sales	Product Sales
Carl E. Sassano	33%	50%	35%	15%
Charles P. Hadeed	40%	50%	35%	15%
John J. Zimmer	33%	50%	35%	15%
Jay F. Woychick	33%	50%	35%	15%
John A. De Voldre	33%	50%	35%	15%

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated May 21, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: May 24, 2007	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer